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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 November 15, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                          Interruption Television, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                 033-22264-FW               33-0840184
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


            4675 MacArthur Court, Suite 1570, Newport Beach, CA 92660
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                 (949) 253-8666
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



                  43A Tanjong Pagar Road, Singapore            088464
          -------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On November 15, 2001, Interruption Television, Inc., a Nevada corporation (the "Registrant") entered into an Asset Purchase and Sale Agreement (the "Sale Agreement") with certain shareholders of the Registrant (collectively, the "Shareholders"), pursuant to which the Shareholders purchased back certain assets of the Registrant (the "Transferred Assets") and assumed certain liabilities of the Registrant in consideration for transferring back to the Registrant a total of 17,012,666 shares of common stock owned by the Shareholders. Such shares were delivered to the Registrant for cancellation or deposit in the treasury. At the closing of the transaction, Danny McGill resigned as the President and director of the Registrant, and Jack Thomsen was appointed as the new president and director of the Registrant.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          Exhibit 10.1   Asset Purchase and Sale Agreement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   INTERRUPTION TELEVISION, INC.



Dated: November 30, 2001               By:/s/ Jack Thomsen
                                       Jack Thomsen, President






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